Exhibit 99.1

Moelis & Company Reports Third Quarter and First Nine Months 2023 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

•
Third quarter GAAP revenues of $272.2 million; third quarter Adjusted revenues of $277.7 million, up 19% from the prior year period
•
GAAP revenues for the first nine months of 2023 were $639.9 million; Adjusted revenues for the first nine months of 2023 were $645.2 million, down 16% from the prior year period
•
GAAP net loss of $0.16 per share for the third quarter of 2023 and $0.28 per share for the first nine months of 2023; Adjusted net loss of $0.15 per share for the third quarter of 2023 and $0.14 per share for the first nine months of 2023, after excluding $10.4 million of expense related to a regulatory settlement
•
Continued to execute on our growth strategy:
―
Launched Clean Technology Group during the third quarter
―
Year-to-date, hired 24 Managing Directors, including five since our last earnings release focused on Clean Technology, Metals & Mining, Power & Utilities and Industrials
•
Strong balance sheet with cash and short term investments of $297.8 million and no debt or goodwill
―
Declared quarterly dividend of $0.60 per share

NEW YORK, November 2, 2023 – Moelis & Company (NYSE: MC) today reported financial results for the quarter ended September 30, 2023. The Firm's third quarter GAAP revenues were $272.2 million as compared with $233.5 million in the prior year period. On an Adjusted basis, the Firm’s third quarter revenues of $277.7 million increased 19% from the prior year period. The Firm reported a GAAP net loss of $11.4 million and $0.16 per share for the third quarter of 2023. On an Adjusted basis, the Firm reported a net loss of $11.3 million and $0.15 per share for the third quarter of 2023, which compares with net income of $27.9 million and $0.37 per share (diluted) in the prior year period.

GAAP revenues for the first nine months of 2023 were $639.9 million. Adjusted revenues for the first nine months of 2023 were $645.2 million and represented a decrease of 16% from the prior year period. The Firm reported a GAAP net loss of $21.1 million, or $0.28 per share for the first nine months of 2023. On an Adjusted basis, the Firm reported a net loss of $10.1 million, or $0.14 per share in the first nine months of 2023, as compared with net income of $144.2 million, or $1.89 per share (diluted), in the prior year period. Adjusted net loss for the first nine months of 2023 excludes $10.4 million of expense related to a regulatory settlement with the U.S. Securities and Exchange Commission (the "SEC") to resolve an administrative cease-and-desist proceeding regarding our practices relating to recordkeeping of business communications on messaging applications (the "Settlement"). GAAP and Adjusted net income in the first nine months of 2023 include net tax benefits of approximately $0.05 per share related to the settlement of share based awards.

"Our aggressive senior banker hiring throughout the year has enhanced our coverage of the largest sector fee pools and has significantly improved the Firm's earnings power once the M&A cycle turns," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s third quarter operating results was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands except per share data)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Revenues	$272,179	$233,506	17%	$277,665	$232,407	19%
Income (loss) before income taxes	(10,083)	37,674	N/M	(9,799)	37,674	N/M
Provision (benefit) for income taxes	1,286	9,115	-86%	1,518	9,756	-84%
Net income (loss)	(11,369)	28,559	N/M	(11,317)	27,918	N/M
Net income (loss) attributable to noncontrolling interests	(637)	2,947	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(10,732)	$25,612	N/M	$(11,317)	$27,918	N/M
Diluted earnings (loss) per share	$(0.16)	$0.37	N/M	$(0.15)	$0.37	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands except per share data)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Revenues	$639,870	$778,114	-18%	$645,207	$768,059	-16%
Income (loss) before income taxes	(24,943)	184,019	N/M	(14,018)	184,019	N/M
Provision (benefit) for income taxes	(3,891)	38,009	N/M	(3,890)	39,858	N/M
Net income (loss)	(21,052)	146,010	N/M	(10,128)	144,161	N/M
Net income (loss) attributable to noncontrolling interests	(2,012)	15,720	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(19,040)	$130,290	N/M	$(10,128)	$144,161	N/M
Diluted earnings (loss) per share	$(0.28)	$1.86	N/M	$(0.14)	$1.89	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $272.2 million in the third quarter of 2023, as compared with $233.5 million in the prior year period. On an Adjusted basis, we earned revenues of $277.7 million in the third quarter of 2023, as compared with $232.4 million in the prior year period, representing an increase of 19%. The increase in third quarter revenues was driven by an increase in fees earned from restructuring and capital markets transactions as compared with the prior year period.

For the first nine months of 2023, we earned GAAP revenues of $639.9 million, as compared with $778.1 million in the prior year period. On an Adjusted basis, we earned revenues of $645.2 million in the first nine months of 2023, as compared with $768.1 million in the first nine months of 2022, or a decrease of 16%.

We continued to execute on our strategy of organic growth. Since our last earnings release, we announced the formation of our Clean Technology Group and hired five Managing Directors. These five Managing Directors are focused on Clean Technology, Metals & Mining, Power & Utilities and Industrials. Year-to-date, we have hired 24 Managing Directors.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Expenses:
Compensation and benefits	$242,231	$160,437	51%	$241,489	$160,187	51%
% of revenues	89.0%	68.7%		87.0%	68.9%
Non-compensation expenses	$49,974	$38,020	31%	$49,974	$38,020	31%
% of revenues	18.4%	16.3%		18.0%	16.4%
Total operating expenses	$292,205	$198,457	47%	$291,463	$198,207	47%
% of revenues	107.4%	85.0%		105.0%	85.3%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Expenses:
Compensation and benefits	$536,264	$477,166	12%	$535,522	$476,222	12%
% of revenues	83.8%	61.3%		83.0%	62.0%
Non-compensation expenses	$134,609	$114,273	18%	$134,189	$114,273	17%
% of revenues	21.0%	14.7%		20.8%	14.9%
Total operating expenses	$670,873	$591,439	13%	$669,711	$590,495	13%
% of revenues	104.8%	76.0%		103.8%	76.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $292.2 million for the third quarter of 2023 and $670.9 million for the first nine months of 2023. On an Adjusted basis, operating expenses were $291.5 million for the third quarter of 2023, as compared with $198.2 million in the prior year period. For the first nine months of 2023, Adjusted operating expenses were $669.7 million as compared with $590.5 million in the prior year period. The increase in Adjusted operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses as compared with the prior year period.

Compensation and benefits expenses on a GAAP basis were $242.2 million for the third quarter of 2023 and $536.3 million for the first nine months of 2023. Adjusted compensation and benefits expenses were $241.5 million for the third quarter of 2023, as compared with $160.2 million in the prior year period. The increase in compensation and benefits expenses in the third quarter of 2023 is attributable to increased headcount and a higher bonus expense accrual, associated with higher revenues earned, as compared with the prior year period. For the first nine months of 2023, Adjusted compensation and benefits expenses were $535.5 million, as compared with $476.2 million in the prior year period. The increase in Adjusted compensation and benefits expenses in the first nine months of 2023 is attributable to increased headcount as compared with the prior year period.

Non-compensation expenses on a GAAP basis were $50.0 million for the third quarter of 2023 and $134.6 million for the first nine months of 2023. Adjusted non-compensation expenses for the third quarter of 2023 were $50.0 million, as compared with $38.0 million in the prior year period. The increase in Adjusted non-compensation expenses in the third quarter of 2023 is primarily due to increased professional fees directly connected to specific completed transactions. For the first nine months of 2023, Adjusted non-compensation expenses were $134.2 million, as compared with $114.3 million in the prior year period. The increase in Adjusted non-compensation expenses for the first nine months of 2023 is primarily due to increased professional fees, communication and technology expenses, and deal-related travel and related expenses as compared with the prior year period.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Other income (expenses)	$9,943	$2,625	279%	$3,999	$3,474	15%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Other income (expenses)	$6,060	$(2,656)	N/M	$10,486	$6,455	62%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $9.9 million for the third quarter of 2023, as compared with $2.6 million in the prior year period. On an Adjusted basis, other income for the third quarter of 2023 was $4.0 million, as compared with $3.5 million in the prior year period. In the third quarter of 2023, we recorded gains of $5.5 million on certain shares sold during the period. Consistent with prior periods, the $5.5 million in gains are included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

For the first nine months of 2023, other income (expenses) on a GAAP basis was income of $6.1 million as compared with $2.7 million expense in the prior year period. On an Adjusted basis, other income for the first nine months of 2023 was $10.5 million as compared with $6.5 million in the prior year period. For the first nine months of 2023, we recorded net gains of $5.3 million on certain shares during the period. Consistent with prior periods, the $5.3 million in gains are included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

Adjusted other income for the first nine months of 2023 excludes $10.0 million of expenses related to the Settlement.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 9% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2023 operating results were taxed at our corporate effective tax rate and together with the impact of certain non-deductible expenses incurred in the ordinary course of business, we have a net tax expense of approximately $1.5 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2023, we held cash and liquid investments of $297.8 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on December 22, 2023 to common stockholders of record on November 13, 2023.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Thursday, November 2, 2023, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our third quarter 2023 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-647-362-9199 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
m: +1 917 526 2340	m: +1 929 969 2918
matthew.tsukroff@moelis.com	alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$272,179	$233,506	$639,870	$778,114

Expenses
Compensation and benefits	242,231	160,437	536,264	477,166
Occupancy	7,181	6,022	19,887	18,099
Professional fees	13,525	6,048	25,378	15,933
Communication, technology and information services	11,709	9,971	33,758	28,858
Travel and related expenses	8,394	7,389	28,575	24,398
Depreciation and amortization	2,014	1,918	6,023	5,798
Other expenses	7,151	6,672	20,988	21,187
Total Expenses	292,205	198,457	670,873	591,439

Operating income (loss)	(20,026)	35,049	(31,003)	186,675
Other income (expenses)	9,943	2,625	6,060	(2,656)
Income (loss) before income taxes	(10,083)	37,674	(24,943)	184,019
Provision (benefit) for income taxes	1,286	9,115	(3,891)	38,009
Net income (loss)	(11,369)	28,559	(21,052)	146,010

Net income (loss) attributable to noncontrolling interests	(637)	2,947	(2,012)	15,720
Net income (loss) attributable to Moelis & Company	$(10,732)	$25,612	$(19,040)	$130,290

Weighted-average shares of Class A common stock outstanding
Basic	68,752,061	65,873,976	68,260,558	65,684,485
Diluted	68,752,061	69,829,338	68,260,558	70,183,414
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.16)	$0.39	$(0.28)	$1.98
Diluted	$(0.16)	$0.37	$(0.28)	$1.86

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$272,179	$5,486	(a)	$277,665

Compensation and benefits	242,231	(742)	(b)	241,489
Non-compensation expenses	49,974	—		49,974
Other income (expenses)	9,943	(5,944)	(a)(b)(c)	3,999

Income (loss) before income taxes	(10,083)	284		(9,799)
Provision (benefit) for income taxes	1,286	232	(c)(d)	1,518
Net income (loss)	(11,369)	52		(11,317)

Net income (loss) attributable to noncontrolling interests	(637)	637	(e)	—
Net income (loss) attributable to Moelis & Company	$(10,732)	$(585)		$(11,317)

Weighted-average shares of Class A common stock outstanding
Basic	68,752,061	6,286,214	(e)	75,038,275
Diluted	68,752,061	6,286,214	(e)	75,038,275
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.16)			$(0.15)
Diluted	$(0.16)			$(0.15)

(a)	Reflects a reclassification of $5.5 million of other income to revenues related to shares received as partial payment for advisory services provided on certain transactions.
(b)	Reflects a reclassification of $0.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.3 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$233,506	$(1,099)	(a)	$232,407

Compensation and benefits	160,437	(250)	(b)	160,187
Other income (expenses)	2,625	849	(a)(b)	3,474

Income (loss) before income taxes	37,674	—		37,674
Provision (benefit) for income taxes	9,115	641	(c)	9,756
Net income (loss)	28,559	(641)		27,918

Net income (loss) attributable to noncontrolling interests	2,947	(2,947)	(d)	—
Net income (loss) attributable to Moelis & Company	$25,612	$2,306		$27,918

Weighted-average shares of Class A common stock outstanding
Basic	65,873,976	5,875,338	(d)	71,749,314
Diluted	69,829,338	5,875,338	(d)	75,704,676
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.39			$0.39
Diluted	$0.37			$0.37

(a)

Reflects a reclassification of $1.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $0.3 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of approximately 25.9% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.5 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$639,870	$5,337	(a)	$645,207

Compensation and benefits	536,264	(742)	(b)	535,522
Non-compensation expenses	134,609	(420)	(c)	134,189
Other income (expenses)	6,060	4,426	(a)(b)(c)(d)	10,486

Income (loss) before income taxes	(24,943)	10,925		(14,018)
Provision (benefit) for income taxes	(3,891)	1	(d)(e)	(3,890)
Net income (loss)	(21,052)	10,924		(10,128)

Net income (loss) attributable to noncontrolling interests	(2,012)	2,012	(f)	—
Net income (loss) attributable to Moelis & Company	$(19,040)	$8,912		$(10,128)

Weighted-average shares of Class A common stock outstanding
Basic	68,260,558	6,222,685	(f)	74,483,243
Diluted	68,260,558	6,222,685	(f)	74,483,243
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.28)			$(0.14)
Diluted	$(0.28)			$(0.14)

(a)	Reflects a reclassification of $5.3 million of other income to revenues related to shares received as partial payment for advisory services provided on certain transactions.
(b)	Reflects a reclassification of $0.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Reflects adjustments of $10.4 million for expenses related to the Settlement.
(d)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.5 million is reclassified to the provision for income taxes line.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated; together with the tax benefit related to the settlement of share-based awards of $3.6 million, we have a net tax benefit of $3.9 million. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.5 million, which is not included in the corporate tax provision for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$778,114	$(10,055)	(a)	$768,059

Compensation and benefits	477,166	(944)	(b)	476,222
Other income (expenses)	(2,656)	9,111	(a)(b)	6,455

Income (loss) before income taxes	184,019	—		184,019
Provision (benefit) for income taxes	38,009	1,849	(c)	39,858
Net income (loss)	146,010	(1,849)		144,161

Net income (loss) attributable to noncontrolling interests	15,720	(15,720)	(d)	—
Net income (loss) attributable to Moelis & Company	$130,290	$13,871		$144,161

Weighted-average shares of Class A common stock outstanding
Basic	65,684,485	6,092,931	(d)	71,777,416
Diluted	70,183,414	6,092,931	(d)	76,276,345
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.98			$2.01
Diluted	$1.86			$1.89

(a)

Reflects a reclassification of $10.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $0.9 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 21.7% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $10.0 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.